News Release
Tupperware Brands Corp.
14901 S. Orange Blossom Trail
Orlando, FL 32837
Investor Contact: Jane Garrard (407) 826-4475

Tupperware Brands Reports Third Quarter 2019 Results
GAAP diluted E.P.S. of $0.16 and Adjusted*, diluted E.P.S. of $0.43
Provides Fourth Quarter Guidance and Revised Full Year 2019 Guidance

Orlando, Fla., October 30, 2019- (NYSE: TUP) Tupperware Brands Corporation today announced third quarter 2019 operating results and updated its outlook for full year 2019.

“Sales for the third quarter ended in line with our forecasted guidance as the challenging trends we’ve been experiencing in Brazil, China, and US & Canada persisted as we expected.” said Tricia Stitzel, Chairman and Chief Executive Officer of Tupperware Brands.  “Profitability was adversely affected by accounting reserves related to our Fuller Mexico beauty business and adjustments to our tax provision. We are moving forward with great urgency to prioritize opportunities in how we go to market, cost structure, and cash flow management to drive near-term results so we can navigate the current landscape successfully without sacrificing our long-term objectives for our business. We remain committed to ensuring Tupperware remains competitive - both today and for the long term - while delivering sustainable shareholder value.”

Third Quarter Financial & Operational Updates

•	Third quarter sales down 14% versus last year and 11% in local currency+

•	Adjusted pre-tax return on sales of 8% versus 13% in the prior year period

•	GAAP diluted E.P.S. $0.16 versus $0.79 in the prior year period, current year includes $0.40 in impairment charges for indefinite-lived intangible assets

•	Adjusted* diluted E.P.S. $0.43 versus $0.88 in the prior year period

•	Named new Vice President of Information and Digital Technology Worldwide to lead the strategic direction of new technology tools and leverage data

Tupperware Brands Corporation’s financial results for the fiscal 2019 third quarter included increased reserves for accounts receivable and inventory in its Fuller Mexico beauty business as a result of lower collections and higher sales returns. These increased reserves negatively impacted Adjusted E.P.S. by $0.13 versus the previously stated guidance. Given the trends in the Fuller Mexico beauty business, an impairment assessment was performed on the recorded goodwill balance resulting in a pre-tax, non-cash goodwill impairment charge of the remaining balance of $17.5 million or $0.36 on GAAP E.P.S.

Additionally, management continues to assess the impacts of the GILTI and BEAT tax regulations included in the U.S. Tax Cuts and Jobs Act of 2017 (the "Tax Act").  Upon filing of the 2018 U.S. tax return (filed in October 2019), the Company recognized a non-cash adjustment for the impact of the Tax Act. This adjustment adversely impacted E.P.S. by $0.04 versus the previously stated guidance.  The Company will be reviewing its tax structure to explore options to potentially minimize these impacts in the future. Inclusive of this adjustment, the full-year GAAP tax rate is projected to be below last year at 36.9% vs. 43.6%.

Third Quarter Results: (as compared with last year)
•Third quarter 2019 sales were $418.1 million, down 14% and local currency sales were down 11%

•	Europe - Sales $98.9 million, down 12% and local currency sales down 7%

•	Asia Pacific - Sales $148.8 million, down 12% and local currency sales down 11%

•	North America - Sales $103.5 million, down 16% and local currency sales down 15%

•	South America - Sales $66.9 million, down 17% and local currency sales down 11%

•	Net income of $7.8 million or $0.16 diluted per share compared with $39.1 million and $0.79 diluted per share last year

•	Adjusted Net income of $21.1 million or $0.43 diluted per share compared with $43.2 million or $0.88 diluted per share last year, restated.

2019 Outlook
Based on current business trends and foreign currency rates, the Company's revised fiscal 2019 full year outlook is provided below.
Company Level

	52 Weeks Ended
	Dec 28, 2019		Dec 29, 2018
	Low	High

USD Sales Growth vs Prior Year	(14)%	(12)%	(8)%
GAAP EPS	$1.93	$1.99	$3.11
GAAP Pre-Tax ROS	8.4%	8.5%	13.3%

Local Currency+ Sales Growth vs Prior Year	(10)%	(8)%	(5)%	(b)
EPS Excluding Items*+	$2.77	$2.83	$4.03
Pre-Tax ROS Excluding Items*+	11.2%	11.3%	13.6%

FX Impact on EPS Comparison (a)	($0.27)	($0.27)

Cash flow from Operations, net of Investing	$65M	$80M	$97M
Unallocated Expenses	Low $30M
Net Interest Expense	$40M
Tax Rate excluding items	32.3%		24.7%
GAAP Tax Rate	36.9%		43.6%
Impact of Change in Hedge Accounting	$17.3M

(a) Impact of changes in foreign currency vs. prior year is updated monthly at: Tupperware Brands Foreign Exchange Translation Impact Update.
(b) Includes 1-point negative impact from 2017 closure of BeautiControl and combination of Japanese businesses.

* See Non-GAAP Financial Measures Reconciliation Schedules.
+ Local currency changes are measured by comparing current year results with those of the prior year translated at the current year's foreign exchange rates.

Segment Level Guidance
Local currency sales for full year 2019 are expected to be down 8 percent to 10 percent and is reflective of the difficult consumer trends in key markets.

•	Sales - Europe down mid-single digit; Asia Pacific and South America down high-single digit and North America down low double digit.

•	Segment profit return on sales is expected to be 290 basis points below last year.

Capital Allocation
In line with the ongoing strategic initiatives, the Company continues to evaluate the best allocation of its capital to invest cash in the business, pay down debt, and return value to shareholders.
The Company targets a debt-to-EBITDA ratio, as defined under its revolving Credit Agreement, of below three times in the near term with a goal of two times long term.

Third Quarter Earnings Conference Call

Tupperware Brands will conduct a conference call today, Wednesday, October 30, 2019, at 8:30 am Eastern time. The conference call will be webcast and accessible, along with a copy of this news release and slides presented during the conference call, on ir.tupperwarebrands.com.

About Tupperware Brands Corporation

Through an independent sales force of 3.1 million, Tupperware Brands Corporation is the leading global marketer of innovative, premium household, beauty and personal care products across multiple brands utilizing social selling. Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products through the Avroy Shlain, Fuller Cosmetics, NaturCare, Nutrimetics and Nuvo brands. The Company's stock is listed on the New York Stock Exchange (NYSE: TUP).

Safe Harbor Statement

Statements contained in this release that are not historical fact and use predictive words such as "estimates", "outlook", “guidance”, “expects”, “believes", "intends", "target", "plans", “may”, "will", and similar words are forward-looking statements.  These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following: the success and timing of growth and transformation initiatives; impairment and other charges related to purchase accounting goodwill and restructuring actions; risk of foreign-currency fluctuations and the currency translation impact on the Company’s business associated with these fluctuations; uncertainties related to the interpretation of, and regulations under, the recently enacted U.S. Tax Cuts and Jobs Act of 2017; the Company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the Company’s products; any adverse results of tax audits or unfavorable changes to tax laws in the Company’s various markets; risk that direct selling laws and regulations in any of the Company’s markets may be modified, interpreted or enforced in a manner that results in negative changes to the Company’s business models or negatively impacts its revenue, sales force or business, including through the interruption of recruiting and sales activities, loss of licenses, imposition of fines, or any other adverse actions or events; unpredictable economic and political conditions and events globally; the success of new product introductions and promotional programs to generate interest among the Company’s sales force and customers and generate selling activities on a sustained basis; success of business-to-business selling arrangements and their timing; success of buyers in obtaining financing or attracting tenants for commercial and residential developments; the timing and success of closing asset sales related to re-engineering actions; risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies; governmental approvals of materials for use in food containers and beauty, personal care, nutritional and nutraceutical products; continued competitive pressures for products or sales force in the Company’s markets; leadership development and succession changes; and other risks detailed in the Company's periodic reports as filed in accordance with the Securities Exchange Act of 1934, as amended.

The Company updates each month the impact of changes in foreign exchange rates versus the prior year, posting it on Tupperware Brands Foreign Exchange Translation Impact Update. Other than updating for changes in foreign currency exchange rates, the Company does not intend to update forward-looking information, except through its quarterly earnings releases, unless it expects diluted earnings per share for the current quarter, excluding items impacting comparability and changes versus its guidance of the impact of changes in foreign exchange rates, to be significantly below its previous guidance.

Non-GAAP Financial Measures

The Company has utilized non-GAAP financial measures in this release, which are provided to assist readers' understanding of the Company's results of operations. These amounts exclude certain items that at times materially impact the comparability of the Company's results of operations. The adjusted information is intended to be indicative of the Company's primary operations, and to assist readers in evaluating performance, analyzing trends across periods and provide a useful measure for predictive purposes. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

The non-GAAP financial measures include comparisons related to profit and exclude:

•	gains from the sale of property, plant and equipment and other real estate related operations

•	insurance settlement gains or significant charges related to casualty losses caused by significant weather events, fires or similar circumstances

•
exit or disposal cost obligations related to rationalizing supply chain operations and other re-engineering activities performed to wind-down or significantly restructure businesses, including cumulative translation adjustments recognized in income upon liquidation of operations in a country, asset sales or fixed asset impairments, inventory obsolescence and other operating losses incurred in conjunction with such activities

•	certain asset retirement obligations

•	pension settlements

•	significant discrete impacts of new tax laws upon adoption, including the impact on cumulative deferred taxes from items previously recorded as cumulative translation adjustments

•	amortization of definite-lived intangible assets

•	non-cash impairment charges related to the carrying value of acquired intangible assets and goodwill

•	infrequent costs incurred in connection with a change in capital structure

•	the impact from hyper-inflationary economies on net monetary assets and other balance sheet positions that impact near term income

While these types of events can and do recur periodically, they are not part of its primary business operations and are excluded from indicated financial information due to their distinction from ongoing business operations, inherent volatility and impact on the comparability of earnings across periods as amounts recognized in any given period are not indicative of amounts that may be recognized in any particular future period.

Additionally, the Company engages in business-to-business transactions, in which it sells products to a partner company. Since the level of these sales is volatile from quarter-to-quarter and year-to-year, and is largely independent of the activities of its sales force, the Company at times, in addition to disclosing reported sales, discloses “core” sales amounts and comparisons, which excludes amounts sold under business-to-business transactions. This illustrates sales results and trends directly associated with activities of its independent sales force. All financial information disclosed and presented includes business-to-business transactions unless specifically stated as “core” sales.

Also, as the impact of changes in exchange rates is an important factor in understanding period-to-period comparisons. The Company believes the presentation of results on a local currency basis, in addition to reported results, helps improve readers' ability to understand the Company's operating results and evaluate performance in comparison with prior periods. The Company presents local currency information that compares results between periods as if current period exchange rates had been the exchange rates in the prior period. The Company uses results on a local currency basis as one measure to evaluate performance and generally refers to such amounts as restated or excluding the impact of foreign currency.

These core sales and local currency results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Core sales and results on a local currency basis may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

Information included with this release includes references to Adjusted EBITDA and a Debt/Adjusted EBITDA ratio, which are non-GAAP financial measures used in the Company's Credit Agreement. The Company uses these measures in its capital allocation decision process and in discussions with investors, analysts and other interested parties, and therefore believes it is useful to disclose this amount and ratio. The Company's calculation of these measures is in accordance with its Credit Agreement, and is set forth in the reconciliation from GAAP amounts in an attachment to this release; however, the reader is cautioned that other companies define these measures in different ways, and consequently they may not be comparable with similarly labeled amounts disclosed by others.

###

TUPPERWARE BRANDS CORPORATION
THIRD QUARTER 2019 SALES FORCE STATISTICS*
(UNAUDITED)

	Sales
All Units	Reported Inc/(Dec) vs. Q3 '18%	Restated+ Inc/(Dec) vs. Q3 '18%		Active Sales Force	Inc/(Dec) vs. Q3 '18%	Total Sales Force	Inc/(Dec) vs. Q3 '18%
Europe	(12)	(7)	a	101,647	3	825,382	4
Asia Pacific	(12)	(11)		143,826	(15)	916,477	(7)
North America	(16)	(15)		184,174	(6)	759,538	1
South America	(17)	(11)		116,381	(10)	567,592	2
Total All Units	(14)	(11)		546,028	(8)	3,068,989	(1)

* Sales force statistics as collected by the Company and, in some cases, provided by distributors and sales force. Active Sales Force is defined as the average number of sellers ordering in each cycle over the course of the quarter, whereas Total Sales Force is defined as the number of sales force members of the units at the end of the quarter.
+ Local currency, or restated, changes are measured by comparing current year results with those of the prior year, translated at the current year's foreign exchange rates.
Notes
a The higher active sales force than local currency sales comparison in Europe was mainly due to timing of business-to-business (B2B) sales mainly in Tupperware Germany, which do not relate to sales force statistics.

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In millions, except per share data)	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018
Net sales	$418.1	$485.8	$1,380.7	$1,563.8
Cost of products sold	141.5	164.1	457.3	516.6
Gross margin	276.6	321.7	923.4	1,047.2

Delivery, sales and administrative expense	241.6	253.0	752.0	815.0
Re-engineering and impairment charges	7.5	3.0	15.9	12.7
Impairment of goodwill	19.7	—	19.7	—
Gain on disposal of assets	12.1	1.5	11.1	16.1
Operating income	19.9	67.2	146.9	235.6

Interest income	0.6	0.6	1.6	2.0
Interest expense	10.4	11.3	31.4	34.3
Other income	(3.8)	(0.6)	(10.5)	(0.8)
Income before income taxes	13.9	57.1	127.6	204.1
Provision for income taxes	6.1	18.0	43.5	65.5
Net income	$7.8	$39.1	$84.1	$138.6

Net income per common share:
Basic income per share	$0.16	$0.79	$1.73	$2.75
Diluted income per share	$0.16	$0.79	$1.72	$2.74

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In millions, except per share data)	13 Weeks Ended	13 Weeks Ended	Reported	Restated*	Foreign	39 Weeks Ended	39 Weeks Ended	Reported	Restated*	Foreign
	Sep 28, 2019	Sep 29, 2018%		%	Exchange	Sep 28, 2019	Sep 29, 2018%		%	Exchange
			Inc (Dec)	Inc (Dec)	Impact*			Inc (Dec)	Inc (Dec)	Impact*
Net Sales:
Europe	$98.9	$112.3	(12)	(7)	$(5.8)	$359.0	$388.9	(8)	—	$(30.4)
Asia Pacific	148.8	170.0	(12)	(11)	(2.1)	460.4	522.2	(12)	(9)	(18.0)
North America	103.5	123.3	(16)	(15)	(2.4)	347.8	395.1	(12)	(11)	(4.3)
South America	66.9	80.2	(17)	(11)	(5.0)	213.5	257.6	(17)	(5)	(31.7)
	$418.1	$485.8	(14)	(11)	$(15.3)	$1,380.7	$1,563.8	(12)	(7)	$(84.4)

Segment profit (loss):
Europe	$(0.9)	$1.0	+	+	$(0.1)	$29.6	$28.5	4	17	$(3.2)
Asia Pacific	32.7	43.7	(25)	(24)	(1.0)	99.9	127.0	(21)	(18)	(5.3)
North America	3.3	17.6	(81)	(81)	(0.4)	41.1	59.3	(31)	(30)	(0.7)
South America	11.3	15.6	(27)	(24)	(0.6)	33.3	50.7	(34)	(27)	(5.0)
	46.4	77.9	(40)	(39)	(2.1)	203.9	265.5	(23)	(19)	(14.2)

Unallocated expenses	(7.6)	(8.6)	(11)	(13)	(0.2)	(22.0)	(32.5)	(32)	(35)	(1.3)
Gain on disposal of assets	12.1	1.5	+	+	—	11.1	16.1	(31)	(31)	—
Re-engineering and impairment charges	(7.5)	(3.0)	+	+	—	(15.9)	(12.7)	25	25	—
Impairment of goodwill	(19.7)	—	+	+	—	(19.7)	—	+	+	—
Interest expense, net	(9.8)	(10.7)	(8)	(8)	—	(29.8)	(32.3)	(8)	(8)	—
Income before taxes	13.9	57.1	(76)	(75)	(2.3)	127.6	204.1	(37)	(32)	(15.5)
Provision for income taxes	6.1	18.0	(66)	(65)	(0.6)	43.5	65.5	(34)	(29)	(4.4)
Net income	$7.8	$39.1	(80)	(79)	$(1.7)	$84.1	$138.6	(39)	(34)	$(11.1)

Net income per share (diluted)	$0.16	$0.79	(80)	(79)	$(0.03)	$1.72	$2.74	(37)	(32)	$(0.22)

Weighted average number of diluted shares	48.9	49.4				48.9	50.5

* 2019 actual compared with 2018 translated at 2019 exchange rates
+ Change greater than ±100%

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

(In millions, except per share data)	13 Weeks Ended Sep 28, 2019				13 Weeks Ended Sep 29, 2018
	Reported	Adj's		Excl Adj's	Reported	Foreign Exchange Impact	Adj's		Restated* Excl Adj's
Segment profit:
Europe	$(0.9)	$0.3	f	$(0.6)	$1.0	$(0.1)	$0.2	b,f	$1.1
Asia Pacific	32.7	0.4	a	33.1	43.7	(1.0)	0.3	a	43.0
North America	3.3	1.4	a,b	4.7	17.6	(0.4)	1.7	a,b,g	18.9
South America	11.3	0.8	a,c	12.1	15.6	(0.6)	0.9	a,c	15.9
	46.4	2.9		49.3	77.9	(2.1)	3.1		78.9

Unallocated expenses	(7.6)	—		(7.6)	(8.6)	(0.2)	—		(8.8)
Gain on disposal of assets	12.1	(12.1)	d	—	1.5	—	(1.5)	d	—
Re-engineering and impairment charges	(7.5)	7.5	e	—	(3.0)	—	3.0	e	—
Impairment of goodwill	(19.7)	19.7	h	—	—	—	—		—
Interest expense, net	(9.8)	—		(9.8)	(10.7)	—	—		(10.7)
Income before taxes	13.9	18.0		31.9	57.1	(2.3)	4.6		59.4
Provision for income taxes	6.1	4.7	i	10.8	18.0	(0.6)	(1.2)	i	16.2
Net income	$7.8	$13.3		$21.1	$39.1	$(1.7)	$5.8		$43.2

Net income per share (diluted)	$0.16	$0.27		$0.43	$0.79	$(0.03)	$0.12		$0.88

	39 Weeks Ended Sep 28, 2019				39 Weeks Ended Sep 29, 2018
	Reported	Adj's		Excl Adj's	Reported	Foreign Exchange Impact	Adj's		Restated* Excl Adj's
Segment profit:
Europe	$29.6	$0.4	b,f	$30.0	$28.5	$(3.2)	$0.6	b,f	$25.9
Asia Pacific	99.9	1.2	a	101.1	127.0	(5.3)	1.3	a,b,f	123.0
North America	41.1	4.1	a,b	45.2	59.3	(0.7)	6.1	a,b,g	64.7
South America	33.3	1.3	a,c	34.6	50.7	(5.0)	1.5	a,c	47.2
	203.9	7.0		210.9	265.5	(14.2)	9.5		260.8

Unallocated expenses	(22.0)	0.1	b	(21.9)	(32.5)	(1.3)	—		(33.8)
Gain on disposal of assets	11.1	(11.1)	d	—	16.1	—	(16.1)	d	—
Re-engineering and impairment charges	(15.9)	15.9	e	—	(12.7)	—	12.7	e	—
Impairment of goodwill	(19.7)	19.7	h	—	—	—	—		—
Interest expense, net	(29.8)	—		(29.8)	(32.3)	—	—		(32.3)
Income before taxes	127.6	31.6		159.2	204.1	(15.5)	6.1		194.7
Provision for income taxes	43.5	3.1	i	46.6	65.5	(4.4)	(6.3)	i	54.8
Net income	$84.1	$28.5		$112.6	$138.6	$(11.1)	$12.4		$139.9

Net income per share (diluted)	$1.72	$0.58		$2.30	$2.74	$(0.22)	$0.25		$2.77
* 2019 actual compared with 2018 translated at 2019 exchange rates.
a Amortization of intangibles of acquired beauty units.
b Pension settlement costs.
c As a result of devaluations in the Venezuelan bolivar, and beginning July 1, 2018, Argentine peso, as Venezuela and Argentina are accounted for as hyperinflationary, the Company had negative impacts of $0.8 million and $0.4 million in the third quarters of 2019 and 2018, respectively. These amounts were related to expense from re-measuring bolivar and peso denominated net monetary assets at the lower exchange rates at the times of devaluations, along with the impact of recording in income amounts on the balance sheet when the devaluations occurred, primarily inventory, at the exchange rates at the time the amounts were made or purchased, rather than the exchange rates in use when they were included in income.
d Loss on disposal of assets in 2019 mainly relate to the write-off of assets in Tupperware France. In 2018, gains on disposal of assets mainly relate to the sale of a warehouse in Japan and a building owned by BeautiControl. In both years, the sale of land held near the Orlando, FL headquarters also resulted in gains.
e In both years, re-engineering and impairment charges were primarily related to severance costs incurred for headcount reduction in several of the Company's operations in connection with changes in its management and organizational structures, and in 2018, the costs associated with the closure of BeautiControl and the French supply chain facility.
f Write-off of inventory and bad debt associated with changes in business model.
g BeautiControl wind down costs and inventory write-off.
h Impairment of goodwill of House of Fuller Mexico an trademarks of Nutrimetics Australia and France.
i Provision for income taxes represents the net tax impact of adjusted amounts.
See note regarding non-GAAP financial measures in the attached press release.

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

(In millions)	39 Weeks Ended	39 Weeks Ended
	September 28, 2019	September 29, 2018
Operating Activities:
Net cash provided by operating activities	$19.5	$13.6

Investing Activities:
Capital expenditures	(44.0)	(55.2)
Proceeds from disposal of property, plant & equipment	20.4	36.5
Net cash used in investing activities	(23.6)	(18.7)

Financing Activities:
Dividend payments to shareholders	(60.5)	(104.1)
Repurchase of common stock	(0.8)	(101.3)
Repayment of long-term debt and finance lease obligations	(1.3)	(1.6)
Net change in short-term debt	46.7	200.7
Debt issuance costs	(2.2)	—
Proceeds from exercise of stock options	—	0.3
Net cash used by financing activities	(18.1)	(6.0)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3.3)	(13.5)
Net change in cash, cash equivalents and restricted cash	(25.5)	(24.6)
Cash, cash equivalents and restricted cash at beginning of year	151.9	147.2
Cash, cash equivalents and restricted cash at end of period	$126.4	$122.6

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In millions)	Sep 28, 2019	Dec 29, 2018
Assets:
Cash and cash equivalents	$122.1	$149.0
Other current assets	465.1	471.6
Total current assets	587.2	620.6

Property, plant and equipment, net	269.5	276.0
Other assets	479.2	412.2
Total assets	$1,335.9	$1,308.8

Liabilities and Shareholders' Equity:
Short-term borrowings and current portion of long-term debt	$325.0	$285.5
Accounts payable and other current liabilities	376.9	473.6
Total current liabilities	701.9	759.1

Long-term debt	602.4	603.4
Other liabilities	213.9	181.5
Total shareholders' equity	(182.3)	(235.2)
Total liabilities and shareholders' equity	$1,335.9	$1,308.8

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
October 30, 2019
(UNAUDITED)

	Fourth Quarter	Fourth Quarter
(In millions, except per share data)	2018 Actual	2019 Outlook
		Range
		Low	High
Income before income taxes	$72.1	$21.3	$26.5

Income tax	$54.8	$11.1	$13.4
Effective Rate	76%	52%	51%

Net Income (GAAP)	$17.3	$10.2	$13.1

% change from prior year		(41)%	(24)%

Adjustments(1):
Gains on disposal of assets	(2.6)	(11.0)	(11.0)
Re-engineering and pension settlements	3.9	27.6	27.6
Net impact of Venezuelan and Argentine currency devaluations	1.0	—	—
Acquired intangible asset amortization	1.8	1.8	1.8
Income tax(2)	43.4	(6.1)	(6.0)
Net Income (adjusted)	$64.8	$22.5	$25.5

Exchange rate impact(3)	(2.1)	—	—
Net Income (adjusted and 2018 restated for currency changes)	$62.7	$22.5	$25.5

% change from prior year		(64)%	(59)%

Net income (GAAP) per common share (diluted)	$0.35	$0.21	$0.27

% change from prior year		(40)%	(23)%

Net Income (adjusted) per common share (diluted)	$1.33	$0.46	$0.52

Net Income (adjusted & restated) per common share (diluted)	$1.29	$0.46	$0.52

% change from prior year		(64)%	(60)%

Average number of diluted shares (millions)	48.8	48.9	48.9

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items.
(2) Represents income tax impact of adjustments on an item-by-item basis, as well as in 2018, a $46.5 million impact from adoption of 2017 tax law in the United States.

(3) Difference between 2019 actual and 2018 translated at 2019 currency exchange rates.

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
October 30, 2019
(UNAUDITED)

	Full Year	Full Year
(In millions, except per share data)	2018 Actual	2019 Outlook
		Range
		Low	High
Income before income taxes	$276.2	$148.9	$154.1

Income tax	$120.3	$54.6	$56.9
Effective Rate	44%	37%	37%

Net Income (GAAP)	$155.9	$94.3	$97.2

% change from prior year		(40)%	(38)%

Adjustments(1):
Gains on disposal of assets	$(18.7)	$(22.1)	$(22.1)
Purchase accounting intangibles impairment	—	19.7	19.7
Re-engineering and pension settlements	19.3	43.9	43.9
Net impact of Venezuelan and Argentine currency devaluations	2.1	1.1	1.1
Acquired intangible asset amortization	7.6	7.2	7.2
Income tax(2)	49.6	(8.9)	(8.9)
Net Income (adjusted)	$215.8	$135.2	$138.1

Exchange rate impact(3)	(13.6)	—	—
Net Income (adjusted and 2018 restated for currency changes)	$202.2	$135.2	$138.1

% change from prior year		(33)%	(32)%

Net income, (GAAP) per common share (diluted)	$3.11	$1.93	$1.99

Net Income (adjusted) per common share (diluted)	$4.30	$2.77	$2.83

Net Income (adjusted & restated) per common share (diluted)	$4.03	$2.77	$2.83

% change from prior year		(31)%	(30)%

Average number of diluted shares (millions)	50.2	48.9	48.9

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items.
(2) Represents income tax impact of adjustments on an item-by-item basis, as well as in 2018, a $46.5 million impact from adoption of 2017 tax law in the United States.
(3) Difference between 2019 actual and 2018 translated at 2019 currency exchange rates.

TUPPERWARE BRANDS CORPORATION
ADJUSTED EBITDA AND DEBT/ADJUSTED EBITDA*
(UNAUDITED)

As of and for the four quarters ended
September 28, 2019
Adjusted EBITDA:
Net income (loss)	$101.4
Add:
Depreciation and amortization	55.4
Gross interest expense	43.6
Provision for income taxes	98.3
Equity compensation	11.3
Pre-tax re-engineering and impairment charges	21.0
Other non-cash extraordinary, unusual or non-recurring charges	14.9
Deduct:
Cash paid for re-engineering	(39.9)
Gains on land sales, insurance recoveries, etc.	(13.7)
Total Adjusted EBITDA	$292.3

Consolidated total debt	$927.4
Divided by adjusted EBITDA	292.3
Debt to Adjusted EBITDA Ratio	3.17

* Amounts and calculations are based on the definitions and provisions of the Company's $650 million Credit Agreement dated March 29, 2019 ("Credit Agreement") and, where applicable, are based on the trailing four quarter amounts. "Adjusted EBITDA" is calculated as defined for "Consolidated EBITDA" in the Credit Agreement.